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                                                                  EXHIBIT 3.2.1

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION

  The undersigned certify that:

    1. They are the President and Secretary, respectively, of Keystone Automotive Industries, Inc., a California corporation.

    2. Article Three of the Articles of Incorporation of this corporation be amended to read as follows:

    Three: This corporation is authorized to issue two classes of shares of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of stock which this corporation shall have authority to issue is 53,000,000 shares, consisting of 50,000,000 shares of Common Stock and 3,000,000 shares of "Preferred Stock."

    3. The foregoing Amendment of Articles Incorporation has been duly approved by the Board of Directors.

    4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of shares outstanding of the corporation is 12,638,052. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than 50%.

  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

                                                 /s/ Charles J. Hogarty
                                          _____________________________________
                                                    Charles J. Hogarty
                                                         President

                                                  /s/ James C. Lockwood
                                          _____________________________________
                                                     James C. Lockwood
                                                         Secretary

Date: August 29, 1997